Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Third Quarter of 2015

Birmingham, Ala. – (PR Newswire) – October 19, 2015 – ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter and nine months ended September 30, 2015.

Third Quarter 2015 Highlights:

▪	Net income increased 16% year over year
▪	Diluted earnings per share of $0.61 for the quarter, a 13% increase year over year
▪	Third quarter annualized loan and deposit growth of 19% and 34%, respectively, on a linked quarter basis
▪	Added five new producers in the third quarter for a total of 117 at the end of the quarter, a 29% increase from the end of 2014

Tom Broughton, President and CEO, said, “We are pleased to report strong growth in loans, deposits and net income for the third quarter of 2015 with continued strong credit quality.” Bud Foshee, CFO, stated, “We are pleased with the consistent growth in net interest income and consistent loan yields despite the flat interest rate environment.”

FINANCIAL SUMMARY (UNAUDITED)

(in Thousands except share and per share amounts)

	Period Ending September 30, 2015	Period Ending June 30, 2015	% Change From Period Ending June 30, 2015 to Period Ending September 30, 2015	Period Ending September 30, 2014	% Change From Period Ending September 30, 2014 to Period Ending September 30, 2015
QUARTERLY OPERATING RESULTS
Net Income	$16,266	$14,469	12%	$14,002	16%
Net Income Available to Common Stockholders	$16,233	$14,346	13%	$13,902	17%
Diluted Earnings Per Share	$0.61	$0.54	13%	$0.54	13%
Return on Average Assets	1.38%	1.31%		1.45%
Return on Average Common Stockholders' Equity	15.52%	14.06%		15.89%
Average Diluted Shares Outstanding	26,506,334	26,426,036		25,726,313

Core Net Income*	$16,266	$14,469	12%	$14,002	16%
Core Net Income Available to Common Stockholders*	$16,233	$14,346	13%	$13,902	17%
Core Diluted Earnings Per Share*	$0.61	$0.54	13%	$0.54	13%
Core Return on Average Assets*	1.38%	1.31%		1.45%
Core Return on Average Common Stockholders' Equity*	15.52%	14.06%		15.89%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$43,790			$37,345	17%
Net Income Available to Common Stockholders	$43,534			$37,029	18%
Diluted Earnings Per Share	$1.65			$1.51	9%
Return on Average Assets	1.32%			1.37%
Return on Average Common Stockholders' Equity	14.40%			16.17%
Average Diluted Shares Outstanding	26,391,100			24,598,250

Core Net Income*	$45,557			$38,957	17%
Core Net Income Available to Common Stockholders*	$45,301			$38,641	17%
Core Diluted Earnings Per Share*	$1.72			$1.57	9%
Core Return on Average Assets*	1.37%			1.43%
Core Return on Average Common Stockholders' Equity*	14.99%			16.88%

BALANCE SHEET
Total Assets	$4,772,601	$4,492,539	6%	$3,952,799	21%
Loans	4,044,242	3,863,734	5%	3,159,772	28%
Non-interest-bearing Demand Deposits	1,029,354	926,577	11%	794,553	30%
Total Deposits	4,044,634	3,729,132	8%	3,352,766	21%
Stockholders' Equity	431,194	454,487	(5)%	393,136	10%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $16.3 million and net income available to common stockholders of $16.2 million for the quarter ended September 30, 2015, compared to net income of $14.0 million and net income available to common stockholders of $13.9 million for the same quarter in 2014. Basic and diluted earnings per common share were $0.63 and $0.61, respectively, for the third quarter of 2015, compared to $0.56 and $0.54, respectively, for the third quarter of 2014.

Return on average assets was 1.38% and return on average common stockholders’ equity was 15.52% for the third quarter of 2015, compared to 1.45% and 15.89%, respectively, for the third quarter of 2014.

Net interest income was $41.9 million for the third quarter of 2015, compared to $40.2 million for the second quarter of 2015 and $33.3 million for the third quarter of 2014. The net interest margin in the third quarter of 2015 was 3.77%, an 11 basis point decrease from the second quarter of 2015 and 12 basis point increase from the third quarter of 2014. The increase in net interest income on a linked quarter basis is attributable to a $183.9 million increase in average loans outstanding and a $80.7 million increase in non-interest-bearing deposits, both resulting in a positive mix change in our balance sheet. The Company completed a private placement of $34.75 million of its 5% Subordinated Notes due July 15, 2025 during the third quarter of 2015, which partially offset the positive mix change attributable to the increase in average loans and non-interest-bearing deposits. The average yield on loans decreased 3 basis points to 4.48% on a linked quarter basis. Two basis points of this decrease are attributable to a $176,000 decrease in the accretion on acquired loans. Excluding accretion on acquired loans, the net interest margin decreased nine basis points from the second quarter to the third quarter of 2015. Average rates paid on interest-bearing liabilities increased from 0.53% in the second quarter to 0.57% in the third quarter of 2015. Half of this increase is attributable to the rate paid on the subordinated notes issued during the third quarter.

Average loans for the third quarter of 2015 were $3.93 billion, an increase of $183.9 million, or 5%, over average loans of $3.74 billion for the second quarter of 2015, and an increase of $832.1 million, or 27%, over average loans of $3.09 billion for the third quarter of 2014.

Average total deposits for the third quarter of 2015 were $4.17 billion, an increase of $233.8 million, or 6%, over average total deposits of $3.94 billion for the second quarter of 2015, and an increase of $769.3 million, or 23%, over average total deposits of $3.40 billion for the third quarter of 2014.

Non-performing assets to total assets were 0.34% for the third quarter of 2015, a decrease of four basis points compared to 0.38% for the second quarter of 2015 and a decrease of 27 basis points compared to 0.61% for the third quarter of 2014. Net credit charge-offs to average loans were 0.05%, a 10 basis point decrease compared to 0.15% for the second quarter of 2015 and a 12 basis point decrease compared to 0.17% for the third quarter of 2014. We recorded a $3.1 million provision for loan losses in the third quarter of 2015 compared to $4.1 million in the second quarter of 2015 and $2.7 million in the third quarter of 2014. The allowance for loan loss as a percentage of total loans was 1.05% at September 30, 2015, an increase of one basis point compared to 1.04% at June 30, 2015 and a decrease of four basis points compared to 1.09% at September 30, 2014. In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan loss.

Non-interest income increased $816,000 during the third quarter of 2015, or 27%, compared to the third quarter of 2014. Mortgage banking revenue increased $291,000, or 50%, resulting from a 22% increase in the number of loans originated and sold, and improved pricing on loans originated. Increases in the cash surrender value of our life insurance contracts resulted from added investments in contracts during the third quarter of 2014.

Non-interest expense for the third quarter of 2015 increased $3.0 million, or 20%, to $18.3 million from $15.3 million in the third quarter of 2014, and increased $119,000, or less than 1%, on a linked quarter basis. Salary and benefit expense for the third quarter of 2015 increased $2.7 million, or 34%, to $10.6 million from $7.9 million in the third quarter of 2014, and increased $169,000, or 2%, on a linked quarter basis. The year-over-year increase is primarily the result of the Metro Bank employees coming on board in February 2015 and employee hires in our newer markets and Birmingham.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We recorded expenses of $2.1 million for the first quarter of 2015 related to the acquisition of Metro Bancshares, Inc. and the merger of Metro Bank with and into the Bank, and recorded an expense of $500,000 resulting from the initial funding of reserves for unfunded loan commitments for the first quarter of 2015, consistent with guidance provided in the Federal Reserve Bank’s Inter-agency Policy Statement SR 06-17. We recorded non-routine expenses of $2.5 million during the first half of 2014 resulting from a correction of our accounting for vested stock options and acceleration of vesting for unvested stock options previously granted to members of our advisory boards in our markets. This change in accounting treatment is a non-cash item and did not impact our operating activities or cash from operations. Core financial measures included in this press release are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expenses attributable to merger expenses, the initial funding of reserves for unfunded loan commitments, the correction of our accounting for vested stock options and the acceleration of vesting of unvested stock options, and are all considered non-GAAP financial measures. Other non-GAAP financial measures included in this press release are “tangible common stockholders’ equity,” “total tangible assets,” “tangible book value per share,” and “tangible common equity to total tangible assets.” All non-GAAP financial measures are more fully explained below.

“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core diluted earnings per share” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return of average common stockholders’ equity” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

“Tangible common stockholders’ equity” is defined as common stockholders’ equity, adjusted by the total of goodwill and other identifiable intangible assets.

“Total tangible assets” is defined as total assets, adjusted by the total of goodwill and other identifiable intangible assets.

“Tangible book value per share” is defined as tangible common stockholders’ equity divided by the number of common shares outstanding.

“Tangible common equity to total tangible assets” is defined as tangible common equity divided by total tangible assets.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures for the nine month comparative periods ended September 30, 2015 and 2014 included in this press release. Dollars are in thousands, except share and per share data.

	For the Nine Months Ended September 30, 2015	For the Nine Months Ended September 30, 2014
Provision for income taxes - GAAP	$20,889	$14,965
Adjustments:
Adjustment for non-routine expense	829	865
Core provision for income taxes	$21,718	$15,830

Return on average assets - GAAP	1.32%	1.37%
Net income - GAAP	$43,790	$37,345
Adjustments:
Adjustment for non-routine expense	1,767	1,612
Core net income	$45,557	$38,957
Average assets	$4,430,226	$3,653,763
Core return on average assets	1.37%	1.43%

Return on average common stockholders' equity	14.40%	16.17%
Net income available to common stockholders - GAAP	$43,534	$37,029
Adjustments:
Adjustment for non-routine expense	1,767	1,612
Core net income available to common stockholders	$45,301	$38,641
Average common stockholders' equity	$404,177	$306,144
Core return on average common stockholders' equity	14.99%	16.88%

Earnings per share - diluted - GAAP	$1.65	$1.51
Weighted average shares outstanding, diluted	26,391,100	24,598,250
Core diluted earnings per share	$1.72	$1.57

Book value per share	$16.65	$14.25
Total common stockholders' equity - GAAP	431,194	353,178
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	17,756	-
Tangible common stockholders' equity	$413,438	$353,178
Tangible book value per share	$15.96	$14.25

Common stockholders' equity to total assets	9.03%	8.93%
Total assets - GAAP	$4,772,601	$3,952,799
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	17,756	-
Total tangible assets	4,754,845	3,952,799
Tangible common equity to total tangible assets	8.70%	8.93%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at http://servisfirstbancshares.investorroom.com/.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at http://servisfirstbancshares.investorroom.com/ or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS

(UNAUDITED)

(In thousands except share and per share data)

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014
CONSOLIDATED STATEMENT OF INCOME
Interest income	$46,532	$44,209	$40,783	$38,163	$36,857
Interest expense	4,670	3,998	3,746	3,703	3,538
Net interest income	41,862	40,211	37,037	34,460	33,319
Provision for loan losses	3,072	4,062	2,405	2,759	2,748
Net interest income after provision for loan losses	38,790	36,149	34,632	31,701	30,571
Non-interest income	3,822	3,505	3,077	3,110	3,006
Non-interest expense	18,332	18,213	18,751	13,143	15,315
Income before income tax	24,280	21,441	18,958	21,668	18,262
Provision for income tax	8,014	6,972	5,903	6,636	4,260
Net income	16,266	14,469	13,055	15,032	14,002
Preferred stock dividends	33	123	100	115	100
Net income available to common stockholders	$16,233	$14,346	$12,955	$14,917	$13,902
Earnings per share - basic	$0.63	$0.56	$0.51	$0.60	$0.56
Earnings per share - diluted	$0.61	$0.54	$0.49	$0.58	$0.54

Average diluted shares outstanding	26,506,334	26,426,036	26,237,980	25,697,531	25,726,313

CONSOLIDATED BALANCE SHEET DATA
Total assets	$4,772,601	$4,492,539	$4,393,342	$4,098,679	$3,952,799
Loans	4,044,242	3,863,734	3,607,852	3,359,858	3,159,772
Debt securities	334,635	335,008	336,505	327,665	332,351
Non-interest-bearing demand deposits	1,029,354	926,577	866,743	810,460	794,553
Total deposits	4,044,634	3,729,132	3,638,763	3,398,160	3,352,766
Borrowings	55,728	21,016	21,278	19,973	19,965
Stockholders' equity	$431,194	$454,487	$441,458	$407,213	$393,136

Shares outstanding	25,903,698	25,826,198	25,653,610	24,801,518	24,791,436
Book value per share	$16.65	$16.05	$15.65	$14.81	$14.25
Tangible book value per share (1)	$15.96	$15.35	$14.95	$14.81	$14.25

SELECTED FINANCIAL RATIOS
Net interest margin	3.77%	3.88%	3.80%	3.56%	3.65%
Return on average assets	1.38%	1.31%	1.26%	1.47%	1.45%
Return on average common stockholders' equity	15.52%	14.06%	13.55%	16.39%	15.89%
Efficiency ratio	40.13%	41.66%	46.74%	34.98%	42.16%
Non-interest expense to average earning assets	1.63%	1.73%	1.90%	1.34%	1.66%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets (3)	9.59%	9.60%	9.93%	N/A	N/A
Tier 1 capital to risk-weighted assets	9.60%	10.58%	10.98%	11.75%	12.02%
Total capital to risk-weighted assets	11.89%	12.05%	12.49%	13.38%	13.70%
Tier 1 capital to average assets	8.83%	9.88%	10.07%	9.91%	10.18%
Tangible common equity to total tangible assets (1)	8.70%	8.86%	8.76%	8.96%	8.93%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.

(2) Regulatory capital ratios for most recent period are preliminary.

(3) Basel III final capital rules, including the new Common Equity Tier 1 Capital to Risk-Weighted Assets ratio, became effective for the Company on January 1, 2015.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	September 30, 2015	September 30, 2014	% Change
ASSETS
Cash and due from banks	$50,481	$59,483	(15)%
Interest-bearing balances due from depository institutions	165,982	277,984	(40)%
Federal funds sold	26,229	6,566	299%
Cash and cash equivalents	242,692	344,033	(29)%
Available for sale debt securities, at fair value	306,666	302,303	1%
Held to maturity debt securities (fair value of $28,511 and $30,248 at September 30, 2015 and 2014, respectively)	27,969	30,048	(7)%
Restricted equity securities	4,954	3,418	45%
Mortgage loans held for sale	5,387	9,037	(40)%
Loans	4,044,242	3,159,772	28%
Less allowance for loan losses	(42,574)	(34,442)	24%
Loans, net	4,001,668	3,125,330	28%
Premises and equipment, net	18,989	7,958	139%
Goodwill and other identifiable intangible assets	17,756	-
Other assets	146,520	130,672	12%
Total assets	$4,772,601	$3,952,799	21%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,029,354	$794,553	30%
Interest-bearing	3,015,280	2,558,213	18%
Total deposits	4,044,634	3,352,766	21%
Federal funds purchased	228,415	178,230	28%
Other borrowings	55,728	19,965	179%
Other liabilities	12,630	8,702	45%
Total liabilities	4,341,407	3,559,663	22%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001 (liquidation preference $1,000), net of discount; 40,000 shares authorized, no shares issued and outstanding at September 30, 2015, and 40,000 shares issued and outstanding at September 30, 2014	-	39,958	(100)%
Preferred stock, par value $0.001 per share; 1,000,000 authorized and 960,000 currently undesignated	-	-	-%
Common stock, par value $0.0003 per share; 50,000,000 shares authorized; 25,903,698 shares issued and outstanding at September 30, 2015 and 24,791,436 shares issued and outstanding at September 30, 2014	26	25	4%
Additional paid-in capital	210,331	184,797	14%
Retained earnings	215,982	163,414	32%
Accumulated other comprehensive income	4,478	4,690	(5)%
Noncontrolling interest	377	252	50%
Total stockholders' equity	431,194	393,136	10%
Total liabilities and stockholders' equity	$4,772,601	$3,952,799	21%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Interest income:
Interest and fees on loans	$44,401	$34,662	$125,152	$100,164
Taxable securities	1,041	1,131	3,273	3,354
Nontaxable securities	890	877	2,624	2,618
Federal funds sold	32	38	81	118
Other interest and dividends	168	149	394	308
Total interest income	46,532	36,857	131,524	106,562
Interest expense:
Deposits	3,818	3,123	10,600	9,164
Borrowed funds	852	415	1,814	1,252
Total interest expense	4,670	3,538	12,414	10,416
Net interest income	41,862	33,319	119,110	96,146
Provision for loan losses	3,072	2,748	9,539	7,500
Net interest income after provision for loan losses	38,790	30,571	109,571	88,646
Non-interest income:
Service charges on deposit accounts	1,279	1,172	3,762	3,097
Mortgage banking	873	582	2,062	1,540
Securities gains	-	3	29	3
Increase in cash surrender value life insurance	683	549	1,991	1,631
Other operating income	987	700	2,560	1,848
Total non-interest income	3,822	3,006	10,404	8,119
Non-interest expense:
Salaries and employee benefits	10,595	7,890	30,029	24,685
Equipment and occupancy expense	1,575	1,437	4,870	4,212
Professional services	668	829	1,901	1,877
FDIC and other regulatory assessments	681	533	1,927	1,578
Other real estate owned expense	400	220	903	1,005
Merger expense	-	-	2,100	-
Other operating expense	4,413	4,406	13,566	11,098
Total non-interest expense	18,332	15,315	55,296	44,455
Income before income tax	24,280	18,262	64,679	52,310
Provision for income tax	8,014	4,260	20,889	14,965
Net income	16,266	14,002	43,790	37,345
Dividends on preferred stock	33	100	256	316
Net income available to common stockholders	$16,233	$13,902	$43,534	$37,029
Basic earnings per common share	$0.63	$0.56	$1.70	$1.57
Diluted earnings per common share	$0.61	$0.54	$1.65	$1.51

LOANS BY TYPE (UNAUDITED)

(In thousands)

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014
Commercial, financial and agricultural	$1,671,014	$1,630,134	$1,543,531	$1,495,092	$1,382,607
Real estate - construction	232,895	219,607	219,005	208,769	194,506
Real estate - mortgage:
Owner-occupied commercial	978,721	930,719	869,724	793,917	773,432
1-4 family mortgage	417,012	392,245	375,770	333,455	314,778
Other mortgage	677,822	627,099	545,668	471,363	443,245
Subtotal: Real estate - mortgage	2,073,555	1,950,063	1,791,162	1,598,735	1,531,455
Consumer	66,778	63,930	54,154	57,262	51,204
Total loans	$4,044,242	$3,863,734	$3,607,852	$3,359,858	$3,159,772

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)

(Dollars in thousands)

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014
Allowance for loan losses:
Beginning balance	$40,020	$37,356	$35,629	$34,442	$32,984
Loans charged off:
Commercial financial and agricultural	388	1,151	77	416	531
Real estate - construction	31	93	382	309	610
Real estate - mortgage	-	208	433	922	149
Consumer	126	19	5	21	131
Total charge offs	545	1,471	897	1,668	1,421
Recoveries:
Commercial financial and agricultural	13	6	19	2	-
Real estate - construction	13	65	99	37	97
Real estate - mortgage	1	2	101	46	14
Consumer	-	-	-	11	20
Total recoveries	27	73	219	96	131
Net charge-offs	518	1,398	678	1,572	1,290
Provision for loan losses	3,072	4,062	2,405	2,759	2,748
Ending balance	$42,574	$40,020	$37,356	$35,629	$34,442

Allowance for loan losses to total loans	1.05%	1.04%	1.04%	1.06%	1.09%
Allowance for loan losses to total average loans	1.08%	1.07%	1.07%	1.10%	1.11%
Net charge-offs to total average loans	0.05%	0.15%	0.08%	0.19%	0.17%
Provision for loan losses to total average loans	0.31%	0.44%	0.28%	0.34%	0.35%
Nonperforming assets:
Nonaccrual loans	$9,850	$8,194	$8,361	$9,125	$16,078
Loans 90+ days past due and accruing	524	470	553	925	1,190
Other real estate owned and repossessed assets	6,068	8,235	8,638	6,840	6,940
Total	$16,442	$16,899	$17,552	$16,890	$24,208

Nonperforming loans to total loans	0.26%	0.22%	0.25%	0.30%	0.55%
Nonperforming assets to total assets	0.34%	0.38%	0.40%	0.41%	0.61%
Nonperforming assets to earning assets	0.35%	0.38%	0.41%	0.42%	0.62%
Reserve for loan losses to nonaccrual loans	432.22%	488.41%	446.79%	390.45%	214.22%

Restructured accruing loans	$8,266	$8,279	$8,280	$8,295	$2,067

Restructured accruing loans to total loans	0.20%	0.21%	0.23%	0.25%	0.07%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)

(In thousands)

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014
Beginning balance:	$8,279	$8,280	$8,992	$7,932	$9,217
Additions	-	-	-	6,250	-
Net (paydowns) / advances	(13)	(1)	(381)	(4,492)	(802)
Charge-offs	-	-	(331)	(698)	(483)
	$8,266	$8,279	$8,280	$8,992	$7,932

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014
Interest income:
Interest and fees on loans	$44,401	$42,105	$38,646	$35,902	$34,662
Taxable securities	1,041	1,104	1,128	1,143	1,131
Nontaxable securities	890	874	860	871	877
Federal funds sold	32	24	77	41	38
Other interest and dividends	168	102	72	206	149
Total interest income	46,532	44,209	40,783	38,163	36,857
Interest expense:
Deposits	3,818	3,512	3,270	3,256	3,123
Borrowed funds	852	486	476	447	415
Total interest expense	4,670	3,998	3,746	3,703	3,538
Net interest income	41,862	40,211	37,037	34,460	33,319
Provision for loan losses	3,072	4,062	2,405	2,759	2,748
Net interest income after provision for loan losses	38,790	36,149	34,632	31,701	30,571
Non-interest income:
Service charges on deposit accounts	1,279	1,276	1,207	1,168	1,172
Mortgage banking	873	735	454	507	582
Securities gains	-	-	29	-	3
Increase in cash surrender value life insurance	683	660	648	649	549
Other operating income	987	834	739	786	700
Total non-interest income	3,822	3,505	3,077	3,110	3,006
Non-interest expense:
Salaries and employee benefits	10,595	10,426	9,008	6,332	7,890
Equipment and occupancy expense	1,575	1,634	1,661	1,335	1,437
Professional services	668	665	568	558	829
FDIC and other regulatory assessments	681	626	620	516	533
Other real estate owned expense	400	289	214	528	220
Merger expense	-	-	2,096	-	-
Other operating expense	4,413	4,573	4,584	3,874	4,406
Total non-interest expense	18,332	18,213	18,751	13,142	15,315
Income before income tax	24,280	21,441	18,958	21,668	18,262
Provision for income tax	8,014	6,972	5,903	6,636	4,260
Net income	16,266	14,469	13,055	15,032	14,002
Dividends on preferred stock	33	123	100	115	100
Net income available to common stockholders	$16,233	$14,346	$12,955	$14,917	$13,902
Basic earnings per common share	$0.63	$0.56	$0.51	$0.60	$0.56
Diluted earnings per common share	$0.61	$0.54	$0.49	$0.58	$0.54

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)

ON A FULLY TAXABLE-EQUIVALENT BASIS

(Dollars in thousands)

	3rd Quarter 2015		2nd Quarter 2015		1st Quarter 2015		4th Quarter 2014		3rd Quarter 2014
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$3,915,778	4.48%	$3,731,699	4.51%	$3,492,363	4.47%	$3,215,400	4.41%	$3,081,435	4.44%
Tax-exempt (2)	9,802	4.94	10,005	5.01	10,180	5.10	10,367	4.94	12,043	4.25
Mortgage loans held for sale	7,714	4.32	12,718	2.21	6,884	2.12	3,410	6.05	6,861	3.64
Debt securities:
Taxable	189,941	2.19	193,848	2.28	198,104	2.28	195,533	2.32	195,220	2.31
Tax-exempt (2)	139,543	3.95	136,104	3.93	129,525	4.02	127,909	4.19	126,512	4.08
Total securities (3)	329,484	2.94	329,952	2.96	327,629	2.97	323,442	3.06	321,732	3.01
Federal funds sold	24,860	0.51	26,638	0.36	39,438	0.27	68,640	0.24	57,625	0.27
Restricted equity securities	4,954	4.16	4,953	3.16	4,354	3.63	3,418	3.95	3,418	3.83
Interest-bearing balances with banks	168,548	0.27	97,482	0.26	119,195	0.28	273,496	0.26	185,716	0.25
Total interest-earning assets	4,461,140	4.18%	4,213,447	4.26%	4,000,043	4.18%	3,898,173	3.94%	3,668,830	4.03%
Non-interest-earning assets:
Cash and due from banks	63,259		58,347		61,911		58,973		58,340
Net premises and equipment	18,961		16,323		13,847		8,315		8,310
Allowance for loan losses, accrued interest and other assets	127,778		129,233		117,612		101,831		86,901
Total assets	$4,671,136		$4,417,350		$4,193,413		$4,067,292		$3,822,381

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$593,550	0.28%	$579,650	0.27%	$553,569	0.26%	$511,451	0.26%	$484,291	0.26%
Savings	37,281	0.30	37,697	0.28	36,128	0.28	28,806	0.29	26,584	0.28
Money market	1,817,997	0.47	1,653,708	0.45	1,618,715	0.44	1,645,533	0.45	1,555,091	0.44
Time deposits	485,137	0.99	480,140	1.05	446,084	1.05	395,598	1.03	394,158	1.05
Federal funds purchased	246,168	0.31	275,888	0.29	270,549	0.28	231,135	0.28	187,629	0.28
Other borrowings	50,509	5.18	21,238	5.40	20,455	5.65	19,969	5.62	19,961	5.62
Total interest-bearing liabilities	3,230,642	0.57%	3,048,321	0.53%	2,925,500	0.52%	2,832,492	0.52%	2,667,714	0.53%
Non-interest-bearing liabilities:
Non-interest-bearing demand	988,756		908,020		813,340		823,738		751,831
Other liabilities	23,738		11,793		6,745		9,969		15,838
Stockholders' equity	424,113		444,302		422,847		395,981		382,025
Unrealized gains on securities and derivatives	3,911		4,914		4,981		5,112		4,973
Total liabilities and stockholders' equity	$4,671,136		$4,417,350		$4,193,413		$4,067,292		$3,822,381
Net interest spread		3.61%		3.73%		3.66%		3.42%		3.50%
Net interest margin		3.77%		3.88%		3.80%		3.56%		3.65%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)	Unrealized gains on available-for-sale debt securities are excluded from the yield calculation.